UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2003

ALLTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-4996	34-0868285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Allied Drive, Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (501) 905-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

In its Current Report on Form 8-K dated January 28, 2003, ALLTEL Corporation (“ALLTEL” or the “Company”) reported that ALLTEL had signed a definitive agreement to sell the financial services division of its information services subsidiary, ALLTEL Information Services, Inc., to Fidelity National Financial Inc. (“Fidelity National”), for $1.05 billion, payable in the form of $775.0 million in cash and $275.0 million in Fidelity National common stock.  On April 1, 2003, ALLTEL completed the sale of the financial services division to Fidelity National.

As part of this transaction, Fidelity National acquired ALLTEL’s mortgage servicing; retail and wholesale banking and commercial lending operations, as well as the community/regional bank division.  Approximately 5,500 employees of the Company have transitioned to Fidelity National as part of the transaction.  The telecom division of ALLTEL Information Services, Inc. was retained by the Company and was not part of the transaction.

A copy of the press release issued by ALLTEL regarding the completion of the sale of the financial services division to Fidelity National is attached hereto as Exhibit 99(a) and is incorporated by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

See Exhibit Index on page 4 of this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLTEL CORPORATION
(Registrant)

By: /s/ Jeffery R. Gardner
Jeffery R. Gardner
Senior Vice President - Chief Financial Officer
(Principal Financial Officer)
April 15, 2003

EXHIBIT INDEX

Exhibit Number	Description of Exhibits	Page Number

99(a)	Press Release of ALLTEL Corporation dated April 1, 2003	5